PROMISSORY NOTE

Date:     November  9,  1998

Maker:    Mims  &  Dye  Enterprises,  LLC

Maker's  Mailing  Address  (including  county):

          2605-C  Seminole  Road
          Columbia,  Richland  County,  SC  29210

Payee:    Gold  Strike,  Inc.

Place  for  Payment  (including  county):

          1440  Charleston  Highway
          West  Columbia,  Lexington  County,  SC  29169

Principal Amount:

          SEVENTY  THOUSAND  AND  NO/100  DOLLARS  ($70,000.00)

Annual  Interest  Rate  on  Unpaid  Principal:

          Prime  interest  rate  (as quoted in the Wall Street Journal) plus two
                                                   -------------------
          percent (2%) per  annum.

Terms  of  Payment  (principal  and  interest):

          Except as otherwise provided herein, all principal and accrued interest on this Promissory Note shall be due and payable in full six months after the date of this Promissory Note, without notice.

Guaranty  of  Payment:

          This Promissory Note is personally guaranteed by Michael W. Mims and Danny C. Dye, jointly and severally, as set forth in the Guaranty Agreement executed on the date hereof (the "Guaranty Agreement").

     Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rate stated above.

     If the Master Coin Machine Agreement by and between Maker, Payee, American Bingo & Gaming Corp. and Michael W. Mims and Danny C. Dye dated as of the date hereof is terminated for any reason, the unpaid principal balance and accrued interest on this Promissory Note shall immediately become due and payable.

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     If  Maker  defaults in the payment of this Promissory Note and such default continues for three days after Payee gives Maker written notice of the default, then Payee may declare the unpaid principal balance and accrued interest on this Promissory Note immediately due and payable and Payee may elect to exercise all rights under the Guaranty Agreement.

     If this Promissory Note or the Guaranty Agreement is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Interest on the debt evidenced by this Promissory Note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited towards the principal of the debt or, if that has been paid in full, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited towards the principal of the debt or, if the principal of the debt has been paid in full, refunded. This provision overrides other provisions in this Promissory Note and all other instruments concerning the debt.

     Maker shall not assign or transfer this Promissory Note without the prior written consent of Payee. Payee may freely assign, transfer, pledge or encumber this Promissory Note.

     Prepayment of principal and interest in whole or in part may be made at any time without penalty.

     The provisions of this Promissory Note are to be governed by and construed according to the laws of the State of South Carolina.

                                     MIMS  &  DYE  ENTERPRISES,  LLC

                                     By:   /s/  Michael  W.  Mims
                                                -----------------
                                     Name:      Michael  W.  Mims
                                                -----------------
                                     Title:     Member
                                                -----------------

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